UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35073

Delaware	87-0747704
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of principal executive offices, including zip code)

(303) 858-8358

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 14, 2017, Gevo, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the underwriters named therein (the “Underwriters”), relating to the sale and issuance by the Company of units to the Underwriters in an underwritten public offering (the “Offering”). Subject to the terms and conditions contained in the Underwriting Agreement, the Underwriters have agreed to purchase, and the Company has agreed to sell, 5,680,000 Series G Units at the public offering price of $1.90 per Series G Unit, less an underwriting discount of $0.116 per Series G Unit, resulting in a net purchase price to the Company of $1.784 per Series G Unit, and 570,000 Series H Units at the public offering price of $1.89 per Series H Unit, less an underwriting discount of $0.116 per Series H Unit, resulting in a net purchase price to the Company of $1.774 per Series H Unit.

Each Series G Unit consists of one share of the Company’s common stock, one Series K warrant to purchase one share of the Company’s commons stock (each, a “Series K Warrant”), and one Series M warrant to purchase one share of the Company’s common stock (each, a “Series M Warrant”). Each Series H Unit consists of a pre-funded Series L warrant to purchase one share of the Company’s common stock (each, a “Series L Warrant” and, together with the Series K Warrants and the Series M Warrants, the “Warrants”), one Series K Warrant and one Series M Warrant. The Series K Warrants will be exercisable beginning on the date of original issuance and ending on February 17, 2022 at an exercise price of $2.35 per share. The pre-funded Series L Warrants will be exercisable beginning on the date of issuance and ending on February 17, 2018 at an exercise price of $1.90 per share. The exercise price of $1.90 per share, except for a nominal exercise price of $0.0l per share, will be pre-paid to us upon issuance of the pre-funded Series L Warrants and, consequently, no additional payment or other consideration (other than the nominal exercise price of $0.01 per share) will be required to be delivered to us by the holder upon exercise. The Series M Warrants will be exercisable beginning on the date of original issuance and ending on November 17, 2017 at an exercise price of $2.35 per share. The gross proceeds to the Company from the Offering are expected to be approximately $11.9 million, not including any future proceeds from the exercise of the Warrants.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The securities are being issued pursuant to an effective shelf registration statement on Form S-3 that the Company filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2016, as amended on July 1, 2016 (File No. 333-211370). A prospectus supplement relating to the Offering has been filed with the SEC. The closing of the Offering is expected to occur on or about February 17, 2017.

The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The legal opinion of Perkins Coie LLP relating to the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Tenth Supplemental Indenture

On February 13, 2017, the Company and its subsidiaries, as guarantors, entered into a Tenth Supplemental Indenture (the “Tenth Supplemental Indenture”) with Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) and collateral trustee (the “Collateral Trustee”) and WB Gevo, Ltd., as Requisite Holder, relating to the Company’s 10% convertible senior secured notes due 2017 (the “2017 Notes”). The Tenth Supplemental Indenture amends that certain Indenture, by and among the Company, and its subsidiaries, as guarantors, the Trustee, and the Collateral Trustee, dated as of June 6, 2014, to, among other things, (i) extend the maturity date of the 2017 Notes from March 15, 2017 to June 23, 2017, (ii) increase the interest rate on the 2017 Notes by two percent (2%) to twelve percent (12%) per annum, (iii) agree to pay down $8.0 million of principal on the 2017 Notes in the amount of $2.0 million on each of March 13, 2017, April 13, 2017, May 12, 2017 and June 13, 2017, with an option for the Company to prepay all $8.0 million at any time in its sole discretion, (iv) permit the offering and issuance of the

Warrants and the incurrence of indebtedness by the Company under the Warrants, and (v) permit certain cash payments by the Company to the holders of warrants issued by the Company from time to time. In addition, pursuant to the Tenth Supplemental Indenture, the Company agreed to apply at least fifteen percent (15%) of the net proceeds from the Offering to paying down the outstanding principal on the 2017 Notes.

The foregoing description of the Tenth Supplemental Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On February 13, 2017, the Company announced that it had cash and cash equivalents of $27.9 million at December 31, 2016. This amount is unaudited and preliminary, and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2016. The review of the Company’s financial statements for the year ended December 31, 2016 is ongoing and could result in changes to this amount. A copy of the press release announcing the Company’s cash and cash equivalents at December 31, 2016 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 14, 2017, by and between Gevo, Inc. and Oppenheimer & Co. Inc.

4.1	Tenth Supplemental Indenture, dated February 13, 2017, by and among Gevo, Inc., the guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee and collateral trustee, and WB Gevo, Ltd., as Requisite Holder.

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).

99.1	Press Release dated February 13, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.
Date: February 16, 2017	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated February 14, 2017, by and between Gevo, Inc. and Oppenheimer & Co. Inc.

4.1	Tenth Supplemental Indenture, dated February 13, 2017, by and among Gevo, Inc., the guarantors party thereto, Wilmington Savings Fund Society, FSB, as trustee and collateral trustee, and WB Gevo, Ltd., as Requisite Holder.

5.1	Opinion of Perkins Coie LLP.

23.1	Consent of Perkins Coie LLP (included in Exhibit 5.1).

99.1	Press Release dated February 13, 2017.